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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

START SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

2003 My Anns Hill San Antonio, Texas	78258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 758-5898

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On February 25, 2015, Start Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) in connection with the issuance of a convertible promissory note (“Note”) in the principal amount of $52,500. The Note matures on February 25, 2015 (the “Maturity Date”), and bears interest at the rate of 8% per annum. The Note, together with all interest as accrued, is convertible into shares of the Company’s common stock at a price equal to 60% of the lowest trading price for the Common Stock during the fifteen (15) trading day period including the date of conversion (representing a discount rate of 40%). The SPA and the Note contain representations, warranties, conditions, restrictions, and covenants of the Company that are customary in such transactions with smaller companies.

On March 6, 2015, the Company entered into a Note Purchase Agreement (the “Note Purchase”) in respect of a credit line and associated convertible debenture (“Debenture”) in the original principal amount up to $220,000. As of March 6, 2015, the Company recorded a $55,000 draw down and consideration in respect of the credit line. The Debenture matures on March 6, 2016 (the “Maturity Date”), and bears interest at the rate of 10% per annum. The Debenture, together with all interest as accrued, is convertible into shares of the Company’s common stock at a price equal to the lower of $.10 or 58% of the lowest trading price of the Company’s common stock during the 20 previous consecutive trading days. The Note Purchase and the Debenture contain representations, warranties, conditions, restrictions, and covenants of the Company that are customary in such transactions with smaller companies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 25, 2015, the Company executed the SPA and issued the Note as described in Item 1.01 above. The Note may be accelerated by the holder in the event of default and the rate of interest on the Note will increase to 24% per annum. In addition, in the event of default, the amount due and payable under the Note (and, consequently, the number of shares of common stock convertible thereunto) may be increased to as much as 150% of the principal amount of the Note depending on the type of default, plus default interest as accrued thereon. The Note is a direct financial obligation of the Company and is considered a current liability of the Company for accounting purposes.

On March 6, 2015, the Company executed the Note Purchase and issued the Debenture as described in Item 1.01 above. The Debenture may be accelerated by the holder in the event of default and the rate of interest on the Debenture will increase to 20% per annum. In addition, in the event of default, there will be an additional permanent 5% increase to the Conversion Price discount. Finally, the amount due and payable under the Debenture (and, consequently, the number of shares of common stock convertible thereunto) would be increased to 150% of the outstanding principal amount of the Debenture, plus default interest and liquidated damages as accrued thereon. The Debenture is a direct financial obligation of the Company and is considered a current liability of the Company for accounting purposes.

Item 3.02 Unregistered Sales of Equity Securities.

On February 25, 2015, the Company issued a Note convertible into equity securities of the Company as described in Item 1.01 above. The purchaser of the Note was an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”). No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of shares pursuant to the Acquisition was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

On March 6, 2015, the Company issued a Debenture convertible into equity securities of the Company as described in Item 1.01 above. The purchaser of the Debenture was an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”). No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of shares pursuant to the Acquisition was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Securities Purchase Agreement dated February 25, 2015 between Start Scientific, Inc. and LG Capital Funding.

10.2 Convertible Promissory Note dated February 25, 2015, issued by Start Scientific, Inc.

10.3 Note Purchase Agreement dated March 6, 2015 between Start Scientific, Inc. and Iconic Holdings, LLC.

10.4 Convertible Promissory Note dated March 6, 2015, issued by Start Scientific, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Start Scientific, Inc.

Date: March 12, 2015	By: /s/ Norris R. Harris
Norris R. Harris
Chief Executive Officer